Exhibit 23 (m) viii under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K




                                    EXHIBIT P

                                     to the

                                Distribution Plan

                             FEDERATED EQUITY FUNDS

                           FEDERATED NEW ECONOMY FUND

                                 CLASS A SHARES

     This Distribution Plan is adopted by Federated Equity Funds with respect to the Class of Shares of the Trust set forth above.

     In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Class A Shares of Federated New American Economy Fund held during the month.

     Witness the due execution hereof this 1st day of June, 2000.

                                    FEDERATED EQUITY FUNDS

                                    By:  /S/ J. CHRISTOPHER DONAHUE
                                    Name:  J. Christopher Donahue
                                    Title:  Executive Vice President






                                    EXHIBIT Q

                                     to the

                                Distribution Plan

                             FEDERATED EQUITY FUNDS

                           FEDERATED NEW ECONOMY FUND

                                 CLASS C SHARES

     This Distribution Plan is adopted by Federated Equity Funds with respect to the Class of Shares of the Trust set forth above.

     In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class C Shares of Federated New American Economy Fund held during the month.

     Witness the due execution hereof this 1st day of June, 2000.

                                    FEDERATED EQUITY FUNDS

                                    By:  /S/ J. CHRISTOPHER DONAHUE
                                    Name:  J. Christopher Donahue
                                    Title: Executive Vice President